Exhibit 99.1

Dec 12, 2012

NASDAQ OMX to Acquire Thomson Reuters Investor Relations, Public Relations and Multimedia Solutions Businesses

Advances Strategy to Create a Comprehensive Portfolio of Products and Services That Delivers Critical Market Intelligence and Communications Solutions for Clients

Accretive to EPS Within the First 12 Months, Excluding Transaction-Related Costs

Expected to Deliver Attractive Returns on Capital

NEW YORK, Dec. 12, 2012 (GLOBE NEWSWIRE) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ) today announced that it has entered into an agreement with Thomson Reuters to acquire the Investor Relations, Public Relations and Multimedia Solutions businesses, which provide insight, analytics and communications solutions to more than 7,000 clients worldwide. Upon completion of the transaction, these complementary businesses will be integrated into NASDAQ OMX Corporate Solutions. The combination would create a global corporate services portfolio, with more diversified and comprehensive offerings to sell to NASDAQ OMX’s listing and corporate clients. NASDAQ OMX expects the acquisition, once completed, to be accretive to earnings within the first 12 months, excluding transaction-related costs, and to generate attractive returns on capital.

NASDAQ OMX Corporate Solutions helps public and private companies and organizations minimize risk, maximize efficiency and increase transparency with a fully integrated, comprehensive suite of products and services that delivers market intelligence and improves communications effectiveness with key constituencies.

“In one acquisition, we accelerate and achieve our Corporate Solutions long-term objectives, while maintaining our balanced strategy of delivering value to shareholders,” said Bob Greifeld, Chief Executive Officer, NASDAQ OMX. “The combination of these two successful companies represents a distinct opportunity to create a truly unique client experience through premier content and best in class platforms. We will bring the assets, talent and technology together to continue to deliver a strong customer-centric value proposition to over 7,000 new clients in over 60 countries.”

“We believe that NASDAQ OMX is the ideal fit for our Investor Relations, Public Relations and Multimedia Solutions businesses,” said Michael Cotter, Global Managing Director of Corporate Services, Thomson Reuters. “NASDAQ OMX is strategically aligned with our business and their complementary offerings present a great opportunity to leverage our combined experience, best practices and capabilities to deliver one of the industry’s most comprehensive and innovative suites of solutions to IR, PR and communications professionals around the world.”

Strong Strategic Fit

NASDAQ OMX Corporate Solutions intends to integrate Thomson Reuters complementary Investor Relations, Public Relations and Multimedia Solutions with its existing business to create best of breed products, technologies and service model for clients. As a result of the combination, NASDAQ OMX will become one of the leading providers of investor relations solutions and will add robust public relations and webcasting platforms, enabling the Company to better serve the combined client base. Additionally, following the close, Corporate Solutions customers will have access to high-value investor relations data, including First Call and StreetEvents, through an exclusive relationship with Thomson Reuters.

NASDAQ OMX expects the acquisition will add to its non-transaction revenue base, which already stands at over 70 percent of the Company’s total revenues. The acquisition will further support the Company’s efforts to deliver consistent and stable returns to shareholders and further build Corporate Solutions revenues from outside the U.S. Upon closing, the transaction is expected to be accretive to earnings within the first 12 months, excluding transaction-related costs.

The clients of Thomson Reuters Investor Relations, Public Relations and Multimedia Solutions businesses rely on the company’s desktop, mobile, advisory and multimedia solutions to monitor markets and peers, prioritize their outreach, reach and engage target audiences and measure the impact of their programs. The primary offerings include:

Investor Relations Services:

•	Provides products that facilitate shareholder analysis and communication

•	Includes IR desktop (ThomsonONE IR), IR advisory services (high-touch, tailored IR intelligence services) and IR website hosting

•	Generates high proportion of subscription-based revenue

Public Relations Services:

•	Provides web-enabled tools to identify media targets and influencers, communicate with target audiences and monitor media coverage

•	Includes a self-service press release platform, media contacts database, media monitoring and analytics tools

•	Includes the largest research team in the industry to provide custom media analysis and measurement services

•	Generates high proportion of subscription-based revenue

Multimedia Solutions:

•	Delivers products and services allowing customers to create/publish webcasts, webinars, video presentations and other content

•	Delivers over 18,000 webcasts and online videos per year

•	Provides a single global platform for multimedia communications in local languages, supported by service teams experienced in local best practices

Proposed Acquisition Details

NASDAQ OMX has made a binding offer to acquire Thomson Reuters Investor Relations, Public Relations and Multimedia Solutions businesses for $390 million in cash. Thomson Reuters and NASDAQ OMX will begin the information and consultation process with respect to this proposed transaction with all relevant works councils, unions and employee representatives. Upon completion of the employee information and consultation process, NASDAQ OMX expects Thomson Reuters to enter into a definitive purchase and sale agreement in respect of the proposed acquisition. The proposed transaction will also be subject to customary regulatory approvals and is expected to close in the first half of 2013. Until the closing of the transaction, NASDAQ OMX and these Thomson Reuters businesses will continue to operate as independent companies and will remain committed to providing superior service to create value for their customers.

For additional information regarding this transaction, please visit NASDAQ OMX’s dedicated website at http://csdeal.nasdaqomx.com.

NASDAQ OMX will hold an investor conference call today at 8:30 a.m. Eastern Time. Bob Greifeld, Lee Shavel, Bruce Aust and Demetrios N. Skalkotos will be available for questions from shareholders following prepared remarks via the following telephone numbers:

Telephone:	(877) 645-6210 (U.S.)

(914) 495-8566 (International)

Conference ID:	80121091

All participants can access the conference via Internet webcast through the NASDAQ OMX Investor Relations website at http://ir.nasdaqomx.com/events.cfm.

An audio replay of the conference will be available after the call on the NASDAQ OMX Investor Relations website at http://ir.nasdaqomx.com/events.cfm or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (International); Passcode: 80121091.

Additional Information

Bank of America Merrill Lynch and Barclays are acting as financial advisors and Shearman & Sterling LLP and Jones Day are acting as legal advisors to NASDAQ OMX.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade - from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 24 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

About NASDAQ OMX Corporate Solutions

NASDAQ OMX Corporate Solutions is one of the leading providers in the industry with innovative products and services that power global business communications for today’s forward-thinking public and private companies. The NASDAQ OMX Group, Inc. is the first exchange operator dedicated to owning and operating a core platform of products that help companies minimize risk, maximize efficiency, and increase transparency. A majority of NASDAQ-100 companies have relied on NASDAQ OMX Corporate Solutions products and services to enhance their corporate communications, investor relations and board support. For more information on NASDAQ OMX Corporate Solutions, please visit http://www.nasdaqomx.com/services/corporatesolutions/.

About Thomson Reuters

Thomson Reuters is the world’s leading source of intelligent information for businesses and professionals. We combine industry expertise with innovative technology to deliver critical information to leading decision makers in the financial and risk, legal, tax and accounting, intellectual property and science and media markets, powered by the world’s most trusted news organization. With headquarters in New York and major operations in London and Eagan, Minnesota, Thomson Reuters employs approximately 60,000 people and operates in over 100 countries. Thomson Reuters shares are listed on the Toronto and New York Stock Exchanges. For more information, go to http://thomsonreuters.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the acquisition of Thomson Reuters Investor Relations, Public Relations and Multimedia businesses and

NASDAQ OMX’s products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

CONTACT:	NASDAQ OMX Investor Relations Contact:
John Sweeney
+1.212.401.8737
John.Sweeney@NASDAQOMX.Com

NASDAQ OMX Media Contact:
Joseph Christinat
+1.646.441.5121
Joseph.Christinat@NASDAQOMX.Com